Exhibit 99.1

COLFAX REPORTS SECOND QUARTER RESULTS

RICHMOND, VA – July 28, 2010 - Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced financial results for the second quarter ended July 2, 2010. On a year-over-year basis, highlights for the quarter and the first six months of 2010 include:

Second quarter of 2010 (all comparisons versus the second quarter of 2009)

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Net income of $2.0 million (5 cents per share – basic and diluted) including restructuring and other related charges of $3.0 million; adjusted net income (as defined below) of $7.6 million (18 cents per share), a decrease of 10.1%

•	Net sales of $123.0 million, a decrease of 4.8%; organic sales decline (as defined below) of 3.1%

•	Operating income of $4.8 million; adjusted operating income (as defined below) of $13.0 million, a decrease of 9.3% including negative currency effects of $0.3 million

•	Second quarter orders of $155.6 million, an increase of 29.1%; organic order growth (as defined below) of 30.6%

•	Backlog of $297.1 million at period end

First half of 2010 (all comparisons versus the first half of 2009)

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Net income of $1.4 million (3 cents per share – basic and diluted); adjusted net income (as defined below) of $13.4 million (31 cents per share), a decrease of 29.1% including positive currency effects of 1 cent per share

•	Net sales of $242.9 million, a decrease of 8.5%; organic sales decline (as defined below) of 10.3%

•	Operating income of $5.7 million; adjusted operating income (as defined below) of $23.2 million, a decrease of 26.0% including positive currency effects of $0.5 million

•	Orders for the six month period of $275.1 million, an increase of 12.9%; organic order growth (as defined below) of 11.0%

Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decline) and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

“We’re pleased with our second quarter results,” said Clay Kiefaber, President and CEO of Colfax Corporation. “We’re seeing strengthening in our end markets with organic orders up 31% for the quarter over last year and 35% sequentially.  The growth was broad based across most of our markets and geographies.  We are realizing cost savings from our restructuring efforts as our gross profit margin increased slightly to 35% in the second quarter over last year, despite a decline in sales.”

He added, “Our focus on improving working capital efficiency is yielding results as working capital to sales declined to 19%.  Our balance sheet continues to strengthen, providing us with the capacity to fund our growth objectives including internal projects as well as acquisitions.  At the end of the quarter, our net debt was $25 million and we had $136 million available on our revolving credit facility.

“Given our current backlog and outlook, we now expect organic sales growth of up to 6% in the second half of the year.  For the year, we expect organic sales to decline 2% to 5% from 2009 versus our previous guidance of a 5% to 9% decline.  We expect adjusted EPS to be in the range of $.70 to $.77 which includes covering about 3 cents of currency headwind compared to our prior guidance of $.67 to $.77.”

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Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decline), organic order growth (decline) and projected adjusted net income per share. Adjusted net income, adjusted net income per share and adjusted operating income exclude asbestos liability and defense costs and asbestos coverage litigation expenses, and restructuring and other related charges to the extent they impact the periods presented. Adjusted net income, adjusted net income per share and projected adjusted net income per share present income taxes at an effective tax rate of 32%. Projected adjusted net income per share excludes actual and estimated restructuring and other related charges, asbestos coverage litigation expenses and asbestos liability and defense costs.  Organic sales growth (decline) and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of non-recurring items, legacy asbestos issues and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and outlook on Wednesday, July 28 at 8:00 a.m. ET. The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.  Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, defense and general industrial markets. Colfax’s operating subsidiaries supply products under the well-known brands Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

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The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Mitzi Reynolds, Vice President, Investor Relations
Colfax Corporation
804-327-5689

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Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009

Net sales	$122,968	$129,185	$242,939	$265,508
Cost of sales	79,987	84,630	158,202	172,938

Gross profit	42,981	44,555	84,737	92,570
Selling, general and administrative expenses	28,507	28,586	58,387	58,112
Research and development expenses	1,520	1,680	3,148	3,087
Restructuring and other related charges	3,035	486	7,074	1,147
Asbestos liability and defense costs	542	1,482	1,977	3,127
Asbestos coverage litigation expenses	4,543	4,027	8,424	6,993

Operating income	4,834	8,294	5,727	20,104
Interest expense	1,718	1,786	3,531	3,632

Income before income taxes	3,116	6,508	2,196	16,472
Provision for income taxes	1,078	2,142	811	5,245

Net income	$2,038	$4,366	$1,385	$11,227

Net income per share—basic and diluted	$0.05	$0.10	$0.03	$0.26

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009

Adjusted Net Income and Adjusted Earnings per Share
Net income	$2,038	$4,366	$1,385	$11,227

Restructuring and other related charges	3,035	486	7,074	1,147
Asbestos liability and defense costs	542	1,482	1,977	3,127
Asbestos coverage litigation expenses	4,543	4,027	8,424	6,993
Tax adjustment to effective rate of 32%	(2,518)	(1,859)	(5,484)	(3,631)

Adjusted net income	$7,640	$8,502	$13,376	$18,863
Adjusted net income margin	6.2%	6.6%	5.5%	7.1%

Weighted average shares outstanding - diluted	43,564,812	43,245,990	43,496,948	43,237,856
Adjusted net income per share	$0.18	$0.20	$0.31	$0.44

Net income per share—basic and diluted in accordance with GAAP	$0.05	$0.10	$0.03	$0.26

Adjusted Operating Income
Operating income	$4,834	$8,294	$5,727	$20,104

Restructuring and other related charges	3,035	486	7,074	1,147
Asbestos liability and defense costs	542	1,482	1,977	3,127
Asbestos coverage litigation expenses	4,543	4,027	8,424	6,993

Adjusted operating income	$12,954	$14,289	$23,202	$31,371
Adjusted operating income margin	10.5%	11.1%	9.6%	11.8%

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Sales		Orders

Three Months Ended July 3, 2009	$129.2		$120.5

Components of Change:
Existing businesses	(4.0)	(3.1)%	36.8	30.6%
Acquisitions	1.0	0.8%	1.0	0.8%
Foreign currency translation	(3.2)	(2.5)%	(2.7)	(2.3)%
Total	(6.2)	(4.8)%	35.1	29.1%

Three Months Ended July 2, 2010	$123.0		$155.6

					Backlog at
	Sales		Orders		Period End

Six Months Ended July 3, 2009	$265.5		$243.6		$326.9

Components of Change:
Existing businesses	(27.4)	(10.3)%	26.7	11.0%	(10.3)	(3.2)%
Acquisitions	1.5	0.6%	1.8	0.7%	1.0	0.3%
Foreign currency translation	3.3	1.2%	3.0	1.2%	(20.5)	(6.3)%
Total	(22.6)	(8.5)%	31.5	12.9%	(29.8)	(9.1)%

Six Months Ended July 2, 2010	$242.9		$275.1		$297.1

					Backlog at
	Sales		Orders		Period End

Three Months Ended April 2, 2010	$120.0		$119.6		$281.3

Components of Change:
Existing businesses	9.0	7.5%	42.2	35.3%	32.8	11.6%
Acquisitions	-	0.0%	-	0.0%	-	0.0%
Foreign currency translation	(6.0)	(5.0)%	(6.2)	(5.2)%	(17.0)	(6.0)%
Total	3.0	2.5%	36.0	30.1%	15.8	5.6%

Three Months Ended July 2, 2010	$123.0		$155.6		$297.1

Colfax Corporation
Reconciliation of Projected 2010 Net Income Per Share to Adjusted Net Income Per Share
Amounts in Dollars
(Unaudited)

	EPS Range

Projected net income per share - fully diluted	$0.31	$0.38

Restructuring and other related charges incurred year-to-date	0.11	0.11
Estimated restructuring and other related charges [1]	0.02	0.02
Asbestos coverage litigation expenses	0.20	0.20
Asbestos liability and defense costs	0.06	0.06

Projected adjusted net income per share - fully diluted	$0.70	$0.77

1 Represents estimated restructuring and other related charges for actions implemented through July 28, 2010.